Exhibit 99.1

News for Immediate Release

Contact: Gary Santo

Investor Relations

First Marblehead

800 Boylston Street, 34th FL

Boston, MA 02199

617.638.2065

FIRST MARBLEHEAD ANNOUNCES THIRD QUARTER FINANCIAL RESULTS

Year-to-date Monogram® loan originations total $53 million; Deconsolidation of GATE Trusts and sale of trust administration business result in gains of $23.4 million

BOSTON, MA — 05/02/12 — The First Marblehead Corporation (NYSE: FMD) today announced its financial and operating results for the third quarter of fiscal 2012 and the nine month period ended March 31, 2012. Results for the quarter reflect the sale of the Company’s legacy trust administrator, First Marblehead Data Services, Inc. (FMDS) on March 2, 2012 for $13.7 million in cash as well as the deconsolidation of the GATE Trusts effective March 30, 2012. The deconsolidation of the GATE Trusts completes the removal of the variable interest entities originally consolidated by the Company upon the adoption of ASU 2009-17 on July 1, 2010.

For the third quarter of fiscal 2012, the Company recorded net income of $9.9 million, or $0.09 per common share on a fully diluted basis, compared to a net loss for the third quarter of fiscal 2011 of $39.3 million, or ($0.39) per fully diluted share. The improvement in earnings of $49.2 million was largely driven by a $26.4 million decrease in the loss from operations combined with an increase of $23.4 million in other income. The lower overall loss from operations was principally due to the exclusion of the deconsolidated NCSLT Trusts for the third quarter of fiscal 2012, which had the impact of increasing net interest income after provision for loan losses by $11.3 million and decreasing general and administrative expenses by $9.1 million. The increase of $23.4 million in other income was due to the $12.5 million gain from the sale of FMDS and a $10.9 million non-cash gain from the deconsolidation of the GATE Trusts.

For the nine months ended March 31, 2012, the Company reported net income of $1.12 billion, or $10.10 per common share on a fully diluted basis, compared to a net loss of $137.7 million, or ($1.37) per fully diluted share, for the nine months ended March 31, 2011. The net income of $1.12 billion for the nine months ended March 31, 2012 includes $1.25 billion in non-cash gains as a result of the deconsolidations of the NCSLT Trusts and the GATE Trusts.

”During the quarter, we continued to originate high quality student loans and achieved remarkable results from our school sales team. These efforts support our brand investment and position us well for the upcoming peak lending season,” said Daniel Meyers, Chairman and Chief Executive Officer. “We believe the positive results at Union Federal and TMS coupled with the execution of various expense reduction initiatives demonstrates our continued progress towards a return to profitability,” added Mr. Meyers.

The Company presents two distinct reporting segments: Education Financing and Securitization Trusts. The Education Financing segment includes the services the Company performs in designing, implementing, and originating various private education loan programs as well as other services, including tuition payment processing, portfolio management, and retail banking.

Education Financing Segment Results

The net income (loss) for the Education Financing segment for the three months ended March 31, 2012 improved by $43.4 million to $1.7 million, or $0.02 per fully diluted common share, from ($41.7) million, or ($0.41) per fully diluted share, for the three months ended March 31, 2011. The improvement over the third quarter 2011 was principally due to an increase of $29.8 million in revenues primarily as a result of recording a non-cash loss on the valuation of the Company’s service revenue receivables of $26.4 million for the quarter ended March 31, 2011 and an increase of $12.5 million in other income for the gain on the sale of FMDS.

The net loss for the Education Financing segment for the nine months ended March 31, 2012 improved by $41.9 million to $20.0 million, or ($0.18) per fully diluted share, from $61.9 million, or ($0.61) per fully diluted share, for the nine months ended March 31, 2011. The improvement was principally a result of a $21.0 million decrease in non-cash losses recorded on the valuation of the Company’s service revenue receivables compared to the prior year’s nine month period, an increase in other income of $5.9 million primarily resulting from the gain on the sale of FMDS, and a higher income tax benefit of $12.8 million as a result of the Massachusetts Appellate Tax Board’s decision in the prior quarter.

During the first nine months of the fiscal year, the Company has booked approximately $53 million in Monogram-based loans, including approximately $33 million on behalf of Union Federal Savings Bank.

Securitization Trusts Segment Results

Effective March 30, 2012, the Company was no longer considered the primary beneficiary of the three GATE Trusts, and as a result, deconsolidated those trusts. As such, the Company deconsolidated $258.4 million of assets and $260.1 million of liabilities and recognized a non-cash gain of $1.7 million in the Securitization Trust segment. Effective March 30, 2012, the Company has deconsolidated all of the securitization trusts previously required to be consolidated and does not expect to utilize the Securitization Trusts segment on a prospective basis.

Net income was $2.3 million for each of the three month periods ended March 31, 2012 and 2011. The net income (loss) for the nine months ended March 31, 2012 and 2011 were $1.13 billion, or $10.23 per fully diluted common share, and ($75.4) million, or ($0.75) per fully diluted share, respectively. The improvement in the loss was attributable to the $1.24 billion non-cash gain recorded upon the deconsolidation of the NCSLT Trusts.

Company Liquidity

As of March 31, 2012, the Company had $210.5 million in cash, cash equivalents and short-term investments compared to $267.4 million at June 30, 2011. The decrease of $56.9 million resulted primarily from the purchases of $62.6 million in mortgage-backed securities, the funding of $31.7 million of Monogram-based loans at Union Federal, and $41.6 million used to fund operations, which were partially offset by $26.7 million in proceeds from the sales of certain service revenue receivables and FMDS, and $53.3 million in deposit growth at Union Federal, including $40.0 million from TMS.

Net operating cash usage* was $12.5 million for the quarter ended March 31, 2012, down from the prior quarter’s $13.4 million.

*	See below under the heading “Use of Non-GAAP Financial Measures.”

Quarterly Conference Call

First Marblehead will host a conference call on May 2, 2012 at 5:00 p.m. Eastern time to discuss its operating results. Investors and other interested parties are invited to listen to the conference call via a simultaneous internet broadcast on the Company’s website at www.firstmarblehead.com, under For Investors, or by dialing (866) 783-2144 in the United States or (857) 350-1603 from abroad and entering the pass code 56535383.

A replay will be available approximately two hours after completion of the call on First Marblehead’s website or by dialing (888) 286-8010 from the U.S. or (617) 801-6888 from abroad, and entering the pass code 77852372. The replay will be available for two weeks.

About The First Marblehead Corporation First Marblehead helps meet the need for education financing by offering national and regional financial institutions and educational institutions the Monogram® platform, an integrated suite of design, implementation and credit risk management services for private label, customizable private education loan programs. For more information, please see www.firstmarblehead.com. First Marblehead supports responsible lending and is a strong proponent of the smart borrowing principle, which encourages students to access scholarships, grants and federally-guaranteed loans before considering private education loans; please see www.SmartBorrowing.org. Through its subsidiary, Union Federal Savings Bank, First Marblehead offers private education loans, residential and commercial mortgage loans, and retail savings, money market and time deposit products. For more information, please see www.unionfsb.com. First Marblehead also offers outsourced tuition planning, billing, payment technology services, and refund management services through its subsidiary Tuition Management Systems LLC. For more information, please see www.afford.com.

Statements in this press release, including the financial tables, regarding First Marblehead’s future financial and operating results and liquidity, including the characteristics, pricing or performance of future Monogram-based private education loan portfolios, as well as any other statements that are not purely historical, constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon our historical performance, the historical performance of certain of the securitization trusts that we have facilitated (the “GATE Trusts”) and on our plans, estimates and expectations as of May 2, 2012. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future results, plans, estimates, intentions or expectations expressed or implied by us will be achieved. You are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause our actual financial or operating results, including the performance of the GATE Trusts and resulting cash flows, facilitated loan volumes and resulting cash flows or financing-related revenues, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: market acceptance of, and demand for, our Monogram platform and fee-based service offerings, including our success in negotiating loan program agreements with additional clients; the successful sales and marketing of Monogram-based loan offerings, including the volume of loan applications and the extent to which loan applications ultimately result in disbursed loans; the volume, timing and performance of disbursed loans; the size and structure of any credit enhancement provided by First Marblehead in connection with the Monogram platform; our success in designing, implementing and commercializing private education loan programs through Union Federal Savings Bank, including receipt of and compliance with regulatory approvals and conditions with respect to such programs; capital markets conditions and our ability to structure securitizations or alternative financings; the size, structure and timing of any such securitizations or alternative financings; any investigation, audit, claim, regulatory action or suit relating to the transfer of the trust certificate of NC Residuals Owners Trust or the asset services agreement between the purchaser and First Marblehead, including any challenge to tax refunds previously received as a result of the audit being conducted by the Internal Revenue Service; resolution of litigation and regulatory proceedings pertaining to our Massachusetts state income tax returns; the estimates and assumptions we make in preparing our financial statements, including quantitative and qualitative factors used to calculate our allowance for loan losses and related provision and the estimate of the fair value of service revenue receivables; and the other factors set forth under the caption “Part II– Item 1A. Risk Factors” in First Marblehead’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on February 9, 2012. Important factors that could cause or contribute to future adjustments to the estimates and assumptions we make in preparing our financial statements include: actual transactions or market observations relating to asset-backed securities, loan portfolios or corporate debt securities; variance between our performance assumptions and the actual performance of the loan portfolios held by the GATE Trusts, Union Federal or First Marblehead’s clients (the “Portfolios”); economic, legislative, regulatory, competitive and other factors affecting discount, default, recovery and prepayment rates on the Portfolios, including general economic conditions, the consumer credit environment and unemployment rates; management’s determination of which qualitative and quantitative factors should be weighed in our estimates, and the weight to be given to such factors; capital markets receptivity to securities backed by private education loans; and interest rate trends. We specifically disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, even if our estimates change, and you should not rely on those statements as representing our views as of any date subsequent to the date of this press release.

The First Marblehead Corporation and Subsidiaries
Consolidated Statements of Operations By Reporting Segment
For the Three Months Ended March 31, 2012 and 2011
(Unaudited)
	(dollars and shares in thousands, except per share amounts)
	2012				2011
	Education Financing	Securitization Trusts	Eliminations	Total	Education Financing	Securitization Trusts	Eliminations	Total

Revenues:
Net interest income	741	1,940	—	2,681	351	64,442	9	64,802
Provision for loan losses	222	(303)	—	(81)	(10)	(73,745)	—	(73,755)

Net interest income (loss) after provision for loan losses	963	1,637	—	2,600	341	(9,303)	9	(8,953)
Non-interest revenues:
Tuition payment processing fees	7,697	—	—	7,697	7,055	—	—	7,055
Additional structural advisory fees, asset servicing fees and residuals trust updates	2,454	—	(4,043)	(1,589)	(26,372)	—	21,646	(4,726)
Other administrative fees	4,072	7	(117)	3,962	4,359	1,818	(2,368)	3,809

Total non-interest revenues	14,223	7	(4,160)	10,070	(14,958)	1,818	19,278	6,138

Total revenues	15,186	1,644	(4,160)	12,670	(14,617)	(7,485)	19,287	(2,815)
Non-interest expenses:
Compensation and benefits	11,645	—	—	11,645	11,615	—	—	11,615
General and administrative	13,864	1,078	(855)	14,087	15,563	(9,724)	19,157	24,996

Total non-interest expenses	25,509	1,078	(855)	25,732	27,178	(9,724)	19,157	36,611

Income (loss) from operations	(10,323)	566	(3,305)	(13,062)	(41,795)	2,239	130	(39,426)
Other income:
Gain from deconsolidations of trusts	—	1,709	9,156	10,865	—	—	—	—
Gain on sale of trust administrator	12,571	—	—	12,571	—	—	—	—
Proceeds from TERI settlement	—	—	—	—	—	18	—	18

Total other income	12,571	1,709	9,156	23,436	—	18	—	18
Income (loss) before income taxes	2,248	2,275	5,851	10,374	(41,795)	2,257	130	(39,408)
Income tax expense (benefit)	516	—	—	516	(82)	—	—	(82)

Net income (loss)	$1,732	$2,275	$5,851	$9,858	$(41,713)	$2,257	$130	$(39,326)

Net income (loss) per common share:
Basic	$0.02	$0.02	$0.05	$0.09	$(0.41)	$0.02	$—	$(0.39)
Diluted	0.02	0.02	0.05	0.09	(0.41)	0.02	—	(0.39)
Weighted-average common shares outstanding:
Basic				101,554				100,834
Diluted				110,573				100,834

The First Marblehead Corporation and Subsidiaries
Consolidated Statements of Operations By Reporting Segment
For the Nine Months Ended March 31, 2012 and 2011
(Unaudited)
	(dollars and shares in thousands, except per share amounts)
	2012				2011
	Education Financing	Securitization Trusts	Eliminations	Total	Education Financing	Securitization Trusts	Eliminations	Total

Revenues:

Net interest income	1,551	92,019	18	93,588	655	202,372	29	203,056
Provision for loan losses	476	(189,232)	—	(188,756)	(277)	(305,679)	—	(305,956)

Net interest income (loss) after provision for loan losses	2,027	(97,213)	18	(95,168)	378	(103,307)	29	(102,900)
Non-interest revenues:
Tuition payment processing fees	22,172	—	—	22,172	7,055	—	—	7,055
Additional structural advisory fees, asset servicing fees and residuals trust updates	202	—	(4,956)	(4,754)	(20,890)	—	16,552	(4,338)
Other administrative fees	11,373	578	(3,436)	8,515	13,144	2,393	(7,478)	8,059

Total non-interest revenues	33,747	578	(8,392)	25,933	(691)	2,393	9,074	10,776

Total revenues	35,774	(96,635)	(8,374)	(69,235)	(313)	(100,914)	9,103	(92,124)
Non-interest expenses:
Compensation and benefits	33,321	—	—	33,321	27,640	—	—	27,640
General and administrative	47,275	19,092	(4,757)	61,610	40,088	17,083	9,538	66,709

Total non-interest expenses	80,596	19,092	(4,757)	94,931	67,728	17,083	9,538	94,349

Income (loss) from operations	(44,822)	(115,727)	(3,617)	(164,166)	(68,041)	(117,997)	(435)	(186,473)
Other income:
Gain from deconsolidations of trusts	—	1,239,068	9,514	1,248,582	—	—	—	—
Gain on sale of trust administrator	12,571	—	—	12,571	—	—	—	—
Proceeds from TERI settlement	1,405	6,885	—	8,290	8,112	42,587	—	50,699

Total other income	13,976	1,245,953	9,514	1,269,443	8,112	42,587	—	50,699
Income (loss) before income taxes	(30,846)	1,130,226	5,897	1,105,277	(59,929)	(75,410)	(435)	(135,774)
Income tax expense (benefit)	(10,891)	—	—	(10,891)	1,957	—	—	1,957

Net income (loss)	$(19,955)	$1,130,226	$5,897	$1,116,168	$(61,886)	$(75,410)	$(435)	$(137,731)

Net income (loss) per common share:
Basic	$(0.18)	$10.25	$0.05	$10.12	$(0.61)	$(0.75)	$(0.01)	$(1.37)
Diluted	(0.18)	10.23	0.05	10.10	(0.61)	(0.75)	(0.01)	(1.37)
Weighted-average common shares outstanding:
Basic				101,459				100,809
Diluted				110,499				100,809

The First Marblehead Corporation and Subsidiaries

Consolidated Balance Sheets

As of March 31, 2012 and June 30, 2011

(Unaudited)

(Dollars in thousands)

	March 31, 2012	June 30, 2011
Assets
Cash and cash equivalents	$140,525	$217,367
Short-term investments, at cost	70,000	50,000
Restricted cash and investments, at cost	45,955	252,396
Investments available for sale, at fair value	70,841	11,019
Education loans held to maturity, net of allowance of $1,276 and $450,150	31,054	6,946,169
Mortgage loans held to maturity, net of allowance of $814 and $882	7,955	6,417
Interest receivable	621	66,104
Deposits for participation interest accounts, at fair value	3,726	8,512
Service revenue receivables, at fair value	16,238	8,192
Goodwill	19,548	19,548
Intangible assets, net	21,454	23,040
Other assets	13,370	44,018

Total assets (1)	$441,287	$7,652,782

Liabilities and Stockholders’ Equity (Deficit)
Liabilities:
Deposits	$73,783	$60,492
Restricted funds due to clients	85,357	121,888
Accounts payable, accrued expenses and other liabilities	17,451	36,391
Income taxes payable	23,703	39,979
Net deferred tax liability	1,039	831
Long-term borrowings	—	8,273,140

Total liabilities (1)	201,333	8,532,721
Commitments and contingencies:
Stockholders’ equity (deficit):
Preferred stock, par value $0.01 per share; 20,000 shares authorized; 133 shares issued and outstanding	1	1
Common stock, par value $0.01 per share; 250,000 shares authorized; 110,018 and 109,717 shares issued; 101,558 and 101,318 shares outstanding	1,100	1,097
Additional paid-in capital	451,689	448,088
Accumulated deficit	(26,687)	(1,142,855)
Treasury stock, 8,460 and 8,399 shares held, at cost	(186,629)	(186,551)
Accumulated other comprehensive income	480	281

Total stockholders’ equity (deficit)	239,954	(879,939)

Total liabilities and stockholders’ equity (deficit)	$441,287	$7,652,782

(1)	Our consolidated assets at June 30, 2011 include total assets of $7,168,168 of certain variable interest entities (VIEs) that can only be used to settle the liabilities of those VIEs. These assets include restricted cash and guaranteed investment contracts of $127,709, education loans held to maturity, net of allowance for loan losses, of $6,946,169, interest receivable of $66,031, and other assets of $28,709. Our consolidated liabilities at June 30, 2011 include liabilities of certain VIEs for which the VIE creditors do not have recourse to FMD. These liabilities include long-term borrowings of $8,273,140 and accounts payable and accrued expenses of $11,682.

The First Marblehead Corporation and Subsidiaries

Loan Volume Data

For the Nine Months Ended March 31, 2012

(Unaudited)

			Booked Loans
Applications	Loan Application Volume	Booked Loans	Weighted Average FICO	Weighted Average Rate	Disbursed Loans

66,008	$654,660,842	$52,889,723	759	6.55%	$52,255,191

Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on U.S. generally accepted accounting principles (“GAAP”), the Company has included in this press release an additional financial metric that we refer to as “net operating cash usage” and that was not prepared in accordance with GAAP. We define “net operating cash usage” to mean approximate cash required to fund our operations. “Net operating cash usage” is not directly comparable to our consolidated statement of cash flows prepared in accordance with GAAP. Legislative and regulatory guidance discourages the use of, and emphasis on, non-GAAP financial metrics and requires companies to explain why a non-GAAP financial metric is relevant to management and investors.

The Company’s management and its board of directors use this non-GAAP financial metric, in addition to GAAP financial measures, as a basis for measuring and forecasting our core operating performance and comparing such performance to that of prior periods. The non-GAAP financial measure is also used by us in our financial and operational decision-making.

We believe that the inclusion of this non-GAAP financial metric helps investors to gain a better understanding of our quarterly and annual results, including our non-interest expenses and quarter-end liquidity position, particularly in light of dislocations in the private education loan industry and the capital markets that have affected us. In addition, our presentation of this non-GAAP financial measure is consistent with how we expect that analysts may calculate their estimates of our financial results in their research reports and with how clients, investors, analysts and financial news media may evaluate our financial results.

There are limitations associated with reliance on any non-GAAP financial measure because any such measure is specific to our operations and financial performance, which makes comparisons with other companies’ financial results more challenging. Nevertheless, by providing both GAAP and non-GAAP financial measures, we believe that investors are able to compare our GAAP results to those of other companies, while also gaining a better understanding of our operating performance, consistent with management’s evaluation.

“Net operating cash usage” should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. “Net operating cash usage” relates solely to the Education Financing segment, and excludes the effects of income taxes, acquisitions or divestitures, participation interest account net fundings and changes in other assets and other liabilities that are solely related to short-term timing of cash payments or receipts.

In accordance with the requirements of Regulation G promulgated by the Securities and Exchange Commission, the table below presents the most directly comparable GAAP financial measure, income (loss) before income taxes, for the three months and nine months ended March 31, 2012 and 2011 and reconciles the GAAP measure to the comparable non-GAAP financial metric:

The First Marblehead Corporation and Subsidiaries

Net Operating Cash Usage, a non-GAAP Financial Measure

For the Three and Nine Months Ended March 31, 2012 and 2011

(Unaudited)

(Dollars in thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2012	2011	2012	2011
	(dollars in thousands)
Income (loss) before income taxes	$10,374	$(39,408)	$1,105,277	$(135,774)
(Income) loss and related eliminations attributable to:
NCSLT Trusts	—	(597)	(1,125,036)	80,316
GATE Trusts	(2,275)	(1,660)	(5,190)	(4,906)
Eliminations	(5,851)	(130)	(5,897)	435

Income (loss) before income taxes—Education Financing	2,248	(41,795)	(30,846)	(59,929)
Adjustments to income (loss) before income taxes—Education Financing:
Trust update (income) losses—additional structural advisory fees and residuals:
Securitization Trusts segment	(4,043)	21,646	(4,956)	16,552
Off-balance sheet VIEs	1,589	(233)	4,486	102
Asset servicing fees	—	4,959	268	4,236
Non-cash gains from TERI settlements	—	—	—	(5,021)
Gain on sale of trust administrator	(12,571)	—	(12,571)	—
Depreciation and amortization	1,138	2,126	3,635	6,573
Stock-based compensation expense	1,081	1,275	3,603	3,526
TMS deferred revenue	(1,601)	558	(3,694)	558
Cash receipts from education loans, net of interest income accruals	146	118	568	413
Cash receipts from trust distributions	520	32	575	460
Other	(1,031)	(1,778)	(2,669)	(4,511)

Non-GAAP net operating cash usage	$(12,524)	$(13,092)	$(41,601)	$(37,041)